DIRTT Announces Financing from BDC and Refinancing of Debentures

CALGARY, Alberta, December 11, 2025 – DIRTT Environmental Solutions Ltd. ("DIRTT" or the "Company") (TSX: DRT; OTCQX: DRTTF), a leader in industrialized construction, today announced it has entered into a letter agreement (the "Letter") with the Business Development Bank of Canada ("BDC"), pursuant to which BDC committed to lending the Company up to C$15.0 million (the "Loan") subject to the satisfaction of certain conditions.

“This financing represents another important step in optimizing our capital structure and strategically positions us to continue executing on our transformative growth plan,” said Benjamin Urban, CEO of DIRTT.

Following the satisfaction of the conditions precedent set forth in the Letter, BDC will make an initial disbursement to the Company of C$10.0 million and a secondary disbursement of C$5.0 million. The Loan will accrue interest at a rate equal to BDC’s floating base rate (currently 6.55% per annum) minus 0.75%. Monthly principal repayments of the Loan commence in May 2026 with additional monthly interest-only payments due on the last day of each month following the first disbursement. The Loan matures on April 30, 2032.

The obligations of the Company under the Letter are secured by: (a) a general security agreement from the Company granting (i) a first-ranking security interest in specific equipment and (ii) a security interest in all other present and after-acquired personal property (excluding consumer goods), subject to certain registered charges; (b) a guarantee from DIRTT Environmental Solutions, Inc. for the full amount of the Loan; (c) a landlord’s waivers of distraint; and (d) a first readvanceable mortgage in the principal amount of US$5.0 million on the land and buildings located at 325 North Wells Street, Chicago, IL, USA.

The proceeds of the Loan are expected to be used to partially refinance the Company’s outstanding 6.00% convertible debentures due January 31, 2026 (the "Debentures"). The remaining C$1.6 million principal amount of Debentures is expected to be repaid using cash on hand.

About DIRTT Environmental Solutions

DIRTT is a leader in industrialized construction. DIRTT’s system of physical products and digital tools empowers organizations, together with construction and design leaders, to build high-performing, adaptable, interior environments. Operating in the workplace, healthcare, education, and public sector markets, DIRTT’s system provides total design freedom, and greater certainty in cost, schedule, and outcomes. DIRTT’s interior construction solutions are designed to be highly flexible and adaptable, enabling organizations to easily reconfigure their spaces as their needs evolve. Headquartered in Calgary, AB Canada, DIRTT trades on the Toronto Stock Exchange under the symbol "DRT" and on the OTCQX under the symbol "DRTTF".

Forward-Looking Statements

Certain statements contained in this release are "forward-looking statements" within the meaning of "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and "forward-looking information" within the meaning of applicable

Canadian securities laws (collectively, "forward-looking statements"). All statements, other than statements of historical fact included in this news release are forward-looking statements. When used in this news release, the words "anticipate," "believe," "expect," "intend," "may," "will," "should," "would," "could," "can," "plan," the negatives thereof and other similar expressions are intended to identify forward-looking statements. This news release contains forward-looking statements relating to the proceeds and terms of the Loan, including the interest rate and security interests granted thereunder; the repayments and maturity date of the Loan; the Company's ability to satisfy the conditions precedent set out in the Letter; the amount and timing of payments under the Letter; the use of proceeds of the Loan; the sources of funding and the Company's ability to refinance or repay the Debentures; and the Company's ability to optimize its capital structure and continue executing on its transformative growth plan.

Forward-looking statements are based on certain estimates, beliefs, expectations, and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate. Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties, and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on the Company's business, financial condition, results of operations and growth prospects include, but are not limited to, the Company's ability to satisfy the conditions precedent set out in the Lett and the risks described under the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, in subsequently filed Quarterly Reports on Form 10-Q, and in the Company’s other continuous disclosure filings available under the Company’s profile on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov. The Company's past results of operations are not necessarily indicative of future results. You should not rely on any forward-looking statements, which represent the Company's beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. DIRTT undertakes no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. All of the forward-looking statements herein are qualified by these cautionary statements.

FOR FURTHER INFORMATION PLEASE CONTACT ir@dirtt.com